UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 1, 2008, BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) issued a press release announcing its financial results for the first fiscal quarter ended March 29, 2008. A copy of BlueLinx’ press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 1, 2008, as previously announced, BlueLinx held a teleconference and audio webcast to discuss its financial results from the first fiscal quarter ended March 29, 2008. The webcast will be archived and can be accessed via BlueLinx’s website at www.BlueLinxCo.com. Additionally, BlueLinx has posted slides at its website, under the investor relations page, which were referenced during the audio webcast. These slides are furnished as Exhibit 99.2 hereto. All information on the slides and in the webcast is presented as of May 1, 2008, and BlueLinx does not assume any obligation to update such information in the future.

To supplement GAAP financial statements in the press release and webcast slides, BlueLinx may use non-GAAP, or pro forma measures of operating results. This non-GAAP, or pro forma financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of the Company’s past financial performance and also the Company’s prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP and pro forma results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States.

The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2008, BlueLinx and George R. Judd, the Company’s President and Chief Operating Officer, entered into a retention bonus agreement (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Judd shall receive a retention bonus in the aggregate amount of $500,000 in the event he is not named the Company’s Chief Executive Officer and remains employed by the Company through the earlier of (i) twelve months after the start date of the next Chief Executive Officer ultimately selected to succeed the Company’s current interim Chief Executive Officer or (ii) October 1, 2009. The Agreement also provides for immediate payment of the retention bonus in the event the successor CEO elects to terminate Mr. Judd. Additionally, if the Company hires a successor CEO other than Mr. Judd, Mr. Judd’s annual base salary shall be increased to $500,000, with a target bonus of 100% of his salary pursuant to the terms of the Company’s Short Term Incentive Plan. The foregoing description is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Retention Bonus Agreement by and between the Company and George R. Judd, dated as of April 25, 2008

99.1	Press release, dated May 1, 2008, reporting financial results for the first fiscal quarter ended March 29, 2008

99.2	Webcast conference call slides used during webcast conference call on May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Barbara V. Tinsley
Barbara V. Tinsley
General Counsel & Secretary

Dated: May 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Bonus Agreement by and between the Company and George R. Judd, dated as of April 25, 2008

99.1	Press release, dated May 1, 2008, reporting financial results for the first fiscal quarter ended March 29, 2008

99.2	Webcast conference call slides used during webcast conference call on May 1, 2008